Exhibit 99.1

FOR IMMEDIATE RELEASE

METRO BANCORP ANNOUNCES PLAN TO ENHANCE SHAREHOLDER RETURNS AND EARNINGS

Issues Letter to Shareholders

HARRISBURG, Pa. – October 14, 2014 – Metro Bancorp, Inc. (“Metro” or “the Company”) (NASDAQ Global Select Market Symbol: METR), parent company of Metro Bank, today announced a series of initiatives that its Board of Directors has approved to increase shareholder returns and improve profitability by reducing costs. These include:

•	The initiation of an annual dividend of $0.28 per common share, beginning in the first quarter of 2015;

•	A 5% share repurchase program, beginning in the fourth quarter of 2014;

•	An estimated $3 million reduction of annual operating expenses, when completed;

•	A delay in the development of two branch locations, saving approximately $650,000 in expenses in 2015 and $1.4 million in 2016;

•	The redemption of $15 million of outstanding Trust Preferred Securities (“TruPS”), completed in September 2014, saving approximately $1.1 million in annual interest expense; and

•	The appointment of three new, highly-qualified and independent Board members.

“After careful consideration, Metro’s Board of Directors is pleased to announce this comprehensive set of shareholder return and cost-savings initiatives which we believe will allow Metro to improve profitability, grow the value of the franchise and drive long-term shareholder value,” said Gary L. Nalbandian, the Company’s Chairman and Chief Executive Officer. “Metro’s Board and management team recognize the importance of enhancing our shareholder returns, and today’s announcement demonstrates our confidence in the long-term growth potential of our business. The Board and management team firmly believe that the continued execution of our strategic plan is in the best interests of our shareholders and will continue to generate solid loan, revenue, deposit and net income growth. Finally, exceeding our customers’ needs on a daily basis remains a top priority for everyone at Metro.”

In aggregate, the TruPS redemption, cost saving initiatives and branch opening postponements will result in an increase of Metro’s earnings per share by approximately $0.17 in full-year 2015, excluding one-time restructuring charges of approximately $0.05 per share, and by approximately $0.25 in full-year 2016. Additionally, the Company expects benefits of approximately $0.05 to $0.10 in earnings per share upon completion of the share repurchase program, which the Company believes could be achieved by year-end 2015.

The cost savings are expected to be achieved primarily through rationalization of the Company’s branch system to maximize efficiency, while maintaining Metro’s longstanding commitment to customer service.

Exhibit 99.1

The annual dividend of $0.28 per common share, payable quarterly at $0.07, will commence in the first quarter of 2015. The Company intends to announce further details in conjunction with its fourth quarter 2014 earnings announcement in early 2015. Metro expects to execute the share repurchase program primarily in open market transactions at the Company’s discretion, based on the market price of its common stock and general market conditions, among other considerations. No time limit has been set for the completion of the repurchase program, and the program may be suspended or discontinued at any time.

Following is a copy of the letter Metro issued to its shareholders:

October 14, 2014
Dear Fellow Shareholder,

As you know, over the past few years, your Board of Directors and management team focused on strengthening Metro Bancorp and working through the issues that arose from the financial crisis of 2008 and the recession that followed.

We are proud that Metro has been able to work through these problems with the overarching goals of increasing profitability and enhancing value for all our shareholders. We are pleased to have delivered seven consecutive quarters of strong year-over-year net income and earnings per share growth. Most recently, in the first two quarters of 2014, we delivered the highest net income in Metro’s history, double-digit increases in earnings per share and robust loan growth. In addition, over the last several years we have maintained our capital ratios and worked diligently to improve our asset quality to better stabilize and strengthen the institution.

Your Board of Directors and management team continue to work toward the objectives of delivering further enhanced results and shareholder returns. Today we are pleased to announce a series of financial and operational initiatives designed to increase shareholder returns, improve the Company’s profitability and continue to grow the value of the Metro franchise. These include:

Initiation of Annual Dividend and 5% Share Repurchase Program

Metro’s Board of Directors fully recognizes and appreciates the importance of predictable returns to shareholders. We have decided to initiate an annual dividend of $0.28 per common share. The dividend is payable quarterly at $0.07, when as and if declared by the Board out of funds legally available, and will commence in the first quarter of 2015. In addition, given the strength of our balance sheet, we intend to repurchase approximately 5% of our outstanding common stock, beginning in the fourth quarter of 2014. These repurchases are expected to occur from time to time and may take the form of market transactions, privately negotiated purchases, or other transactions executed at then prevailing market prices or otherwise depending on circumstances and may be effected directly by the company or through one or more brokers or agents.

Exhibit 99.1

Your Board and management team have confidence in Metro’s long-term growth prospects and these actions reflect our enthusiasm about our Company’s future. Going forward, we will continue to evaluate our capital structure and allocation priorities.

$3 Million Reduction of Annual Operating Expenses

Metro’s Board and management team are committed to operational excellence and enhancing profitability through rigorous cost discipline. Accordingly, we are implementing a series of operating expense reduction initiatives that are expected to generate an estimated $3 million in annual savings when completed.

As part of this plan, we will be making some changes to our branch network and adjusting store hours to better align with customer demand. Additionally, Metro plans to delay the development of two branch locations, saving approximately $650,000 in expenses in 2015 and $1.4 million in 2016. We will still be opening our Lincoln Highway East branch in Lancaster, Pennsylvania, which is currently under construction, in late November 2014.

With a healthy balance sheet, increased revenues and disciplined expense management, we are committed to investing in products and services that better serve our customers, including mobile banking and mobile deposits. Continuing to innovate and evolve to meet the needs of our customers will ensure that Metro is well-positioned for continued growth and success.

Redemption of Outstanding Trust Preferred Securities (“TruPS”)

As a further benefit of our strong capital levels, Metro redeemed $15 million of outstanding TruPS in September 2014, saving approximately $1.1 million in annual interest expense. We will continue to diligently analyze ways to ensure that our capital structure is optimized for the benefit of our shareholders.

In aggregate, the TruP redemption, cost saving initiatives and branch opening postponements will result in an increase of Metro’s earnings per share by approximately $0.17 in full-year 2015, excluding one-time restructuring charges of approximately $0.05 per share, and by approximately $0.25 in full-year 2016. Additionally, we expect benefits of approximately $0.05 to $0.10 in earnings per share upon completion of the share repurchase program, which we believe could be achieved by year-end 2015.

Three new directors – Douglas Berry, Jessica Meyers and Thomas Smida – have recently joined our Board. These individuals bring invaluable financial and business experience and expertise. Metro’s Board is now comprised of 11 members, 10 of whom are independent.

Our vision remains to become the leading bank in the communities we serve while growing long-term shareholder value. Over the last several months, our Board of Directors and management undertook a comprehensive and thoughtful analysis of the potential strategic options available to

Exhibit 99.1

the Company. We carefully considered the views of shareholders and conducted this evaluation with the assistance of our financial advisor, Sandler O’Neill + Partners, L.P., and our legal advisor, Sullivan & Cromwell LLP. We ultimately concluded that the continued execution of the strategic plan we have in place – including the initiatives announced today – is in the best interests of the Company and will drive long-term value for all of our stakeholders.

On behalf of the Board of Directors and management team, I thank you for your continued support of Metro Bancorp.

Sincerely,

Gary Nalbandian
Chairman, President and CEO
Forward-Looking Statements
This document contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act and Section 21E of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, with respect to the financial condition, liquidity, results of operations, future performance and business of Metro Bancorp, Inc. These forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control). The words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.
While we believe our plans, objectives, goals, expectations, anticipations, estimates and intentions as reflected in these forward-looking statements are reasonable based on the information available to us at the time, we can give no assurance that any of them will be achieved. You should understand that various factors, in addition to those discussed elsewhere in this document, could affect our future results and could cause results to differ materially from those expressed in these forward-looking statements, including:

•
the effects of and changes in, trade, monetary and fiscal policies, including in particular interest rate policies of the Board of Governors of the Federal Reserve System, including the duration of such policies;

•
general economic or business conditions, either nationally, regionally or in the communities in which we do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and loan performance or a reduced demand for credit;

•	federal budget and tax negotiations and their effects on economic and business conditions in general and our customers in particular;

•	the federal government’s inability to reach a deal to permanently raise the debt ceiling and the potential negative results on economic and business conditions;

Exhibit 99.1

•
the impact of the Dodd-Frank Act and other changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance as well as enhanced expectations of regulators);

•
possible impacts of the capital and liquidity requirements of the Basel III standards as implemented or to be implemented by the Federal Reserve and other US regulators, as well as other regulatory pronouncements [relating to capital, liquidity and other prudential standards / proposals and interpretations];

•	changes in regulatory policies on positions relating to capital distributions;

•	ability to generate sufficient earnings to justify capital distributions;

•
continued effects of the aftermath of recessionary conditions and the impacts on the economy in general and our customers in particular, including adverse impacts on loan utilization rates as well as delinquencies, defaults and customers' ability to meet credit obligations;

•	our ability to manage current levels of impaired assets;

•	continued levels of loan volume origination;

•	the adequacy of the allowance for loan losses or any provisions;

•	the views and actions of the Consumer Financial Protection Bureau regarding consumer credit protection laws and regulations;

•	changes resulting from legislative and regulatory actions with respect to the current economic and financial industry environment;

•	changes in the FDIC deposit fund and the associated premiums that banks pay to the fund;

•	interest rate, market and monetary fluctuations;

•	the results of the regulatory examination and supervision process;

•	unanticipated regulatory or legal proceedings and liabilities and other costs;

•	compliance with laws and regulatory requirements of federal, state and local agencies, including regulatory expectations regarding enhanced compliance programs;

•	our ability to continue to grow our business internally or through acquisitions and successful integration of new or acquired entities while controlling costs;

•	deposit flows;

•	inability to achieve anticipated cost savings in the amount of time expected, and the emergence of unexpected offsetting costs in the compliance or risk management areas or otherwise;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	the ability to hedge certain risks economically and effectively;

•	the loss of key officers or other personnel;

•
changes in accounting principles, policies and guidelines as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (FASB), and other accounting standards setters;

Exhibit 99.1

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

•	other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services;

•	rapidly changing technology;

•	continued relationships with major customers;

•	effect of terrorist attacks and threats of actual war;

•
interruption or breach in security of our information systems, including cyber-attacks, resulting in failures or disruptions in customer account management, general ledger processing and loan or deposit systems or disclosure of confidential information;

•	our ability to maintain compliance with the exchange rules of The Nasdaq Stock Market, Inc.;

•	our ability to maintain the value and image of our brand and protect our intellectual property rights;

•	disruptions due to flooding, severe weather or other natural disasters or Acts of God; and

•	our success at managing the risks involved in the foregoing.
Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these factors or any of our forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us except as required by applicable law.
Contact Information
Metro Bancorp, Inc.
Gary L. Nalbandian
Chairman/President
(717) 412-6301
or
Mark A. Zody
Chief Financial Officer
(717) 412-6301